                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                            Stratus Properties Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                                 [Stratus Logo]

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 10, 2001
                            ------------------------

                                                                  March 29, 2001

DATE:                       Thursday, May 10, 2001

TIME:                       1:30 p.m., Central Time

PLACE:                      Hotel Crescent Court
                            400 Crescent Court
                            Dallas, Texas

PURPOSE:                    - To elect one director;

                            - To ratify the appointment of the independent auditors;

                            - To vote on a new stock incentive plan;

                            - To approve the proposal to amend our certificate of
                              incorporation to effect a reverse stock split followed by a forward stock split; and

                            - To transact such other business as may properly come
                              before the meeting.

RECORD DATE:                Close of business on March 15, 2001.

     Your vote is important. Whether or not you plan to attend the meeting, please complete, sign and date the enclosed proxy card and return it promptly in the enclosed envelope. Your cooperation will be appreciated.

                                            By Order of the Board of Directors.

                                            /S/KENNETH N. JONES

                                            KENNETH N. JONES
                                            General Counsel and Secretary

INFORMATION ABOUT ATTENDING THE ANNUAL MEETING

     If you plan to ATTEND the meeting, please bring the following:

     1. Proper identification.

     2. Proof of Ownership if your shares are held in "Street Name."

Street Name means your shares are held of record by brokers, banks or other institutions.

Acceptable Proof of Ownership is a letter from your broker stating that you owned Stratus Properties Inc. stock on the record date OR an account statement showing that you owned Stratus Properties Inc. stock on the record date.

Only stockholders of record on the record date may attend or vote at the annual meeting.

                            STRATUS PROPERTIES INC.
                      98 SAN JACINTO BOULEVARD, SUITE 220
                              AUSTIN, TEXAS 78701

     The 2000 Annual Report to Stockholders, including financial statements, is being mailed to stockholders together with these proxy materials on or about March 29, 2001.

     This proxy statement is furnished in connection with a solicitation of proxies by the board of directors of Stratus Properties Inc. for use at our Annual Meeting of Stockholders to be held on May 10, 2001, and at any adjournments (the meeting).

WHO CAN VOTE

     Each share of our common stock that you held on the record date entitles you to one vote at the meeting. On the record date, there were 14,298,270 shares of our common stock outstanding.

VOTING RIGHTS

     Inspectors of election will count votes cast at the meeting. Directors are elected by plurality vote. All other matters are decided by majority vote present at the meeting, except as otherwise provided by statute, our certificate of incorporation or our by-laws.

     Brokers holding shares of record for customers generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. When brokers do not receive voting instructions from their customers, they notify the company on the proxy form that they lack voting authority. The votes that could have been cast on the matter in question by brokers who did not receive voting instructions are called "broker non-votes."

     Abstentions and broker non-votes will have no effect on the election of directors. Abstentions as to all other matters to come before the meeting will be counted as votes against those matters. Broker non-votes as to all other matters will not be counted as votes for or against and will not be included in calculating the number of votes necessary for approval of those matters.

QUORUM

     A quorum at the meeting is a majority of our common stock entitled to vote, present in person or represented by proxy. The persons whom we appoint to act as inspectors of election will determine whether a quorum exists. Shares of our common stock represented by properly executed and returned proxies will be treated as present. Shares of our common stock present at the meeting that abstain from voting or that are the subject of broker non-votes will be counted as present for purposes of determining a quorum.

HOW YOUR PROXY WILL BE VOTED

     Our board of directors is soliciting a proxy in the enclosed form to provide you with an opportunity to vote on all matters scheduled to come before the meeting, whether or not you attend in person.

     Granting Your Proxy. If you properly execute and return a proxy in the enclosed form, your stock will be voted as you specify. If you make no specifications, your proxy will be voted:

     - in favor of the proposed director nominee;

     - for the ratification of the appointment of the independent auditors;

     - for the adoption of the 2001 Stock Incentive Plan; and

     - for the amendment of our certificate of incorporation to effect a reverse stock split followed by a forward stock split.

     We expect no matters to be presented for action at the meeting other than the items described in this proxy statement. The enclosed proxy will, however, confer discretionary authority with respect to any other matter that may properly come before the meeting. The persons named as proxies in the enclosed proxy intend to vote in accordance with their judgment on any other matters that may properly come before the meeting.

     Revoking Your Proxy. If you submit a proxy, you may subsequently revoke it or submit a revised proxy at any time before it is voted. You may also attend the meeting in person and vote by ballot, which would cancel any proxy that you previously submitted.

PROXY SOLICITATION

     We will pay all expenses of soliciting proxies for the meeting. In addition to solicitations by mail, arrangements have been made for brokers and nominees to send proxy materials to their principals, and we will reimburse them for their reasonable expenses. We have retained Georgeson Shareholder Communications Inc., 17 State Street, New York, New York, to assist us in the solicitation of proxies from brokers and nominees. It is estimated that the fees for Georgeson's services will be $6,500 plus its reasonable out-of-pocket expenses. We may also have our representatives, who will receive no compensation for their services, solicit proxies by telephone, telecopy, personal interview or other means.

STOCKHOLDER PROPOSALS

     If you want us to consider including a proposal in next year's proxy statement, you must deliver it in writing to our Corporate Secretary, Stratus Properties Inc., 98 San Jacinto Boulevard, Suite 220, Austin, Texas 78701 by November 29, 2001.

     If you want to present a proposal at the next annual meeting but do not wish to have it included in our proxy statement, you must submit it in writing to our Corporate Secretary, at the above address, by January 10, 2002, in accordance with the specific procedural requirements in our by-laws. If you would like a copy of these procedures, please contact our Corporate Secretary. Failure to comply with our by-law procedures and deadlines may preclude the presentation of your proposal at the next annual meeting.

CORPORATE GOVERNANCE

     Our board of directors, which held four meetings during 2000, has primary responsibility for directing the management of our business and affairs. Our board currently consists of four members. To provide for effective direction and management of our business, our board of directors has established an audit committee and a corporate personnel committee. Our board does not have a nominating committee.

AUDIT                                                                                MEETINGS
COMMITTEE MEMBERS                         FUNCTIONS OF THE COMMITTEE                 IN 2000
-----------------                         --------------------------                 --------
Michael D. Madden, Chairman Robert L.     - please refer to the Audit Committee         4
Robert L. Adair III                         Report and the Audit Committee's Charter
James C. Leslie                             attached as Annex A to this proxy
                                            statement

CORPORATE PERSONNEL                                                                  MEETINGS
COMMITTEE MEMBERS                         FUNCTIONS OF THE COMMITTEE                 IN 2000
-------------------                       --------------------------                 --------
James C. Leslie, Chairman                 - please refer to the Corporate               3
Michael D. Madden                           Personnel Committee Report on Executive
                                            Compensation

ELECTION OF DIRECTORS

     Our board of directors has fixed the number of directors at four. Our board consists of three classes, each of which serves for three years, with one class being elected each year. This table shows the members of the different classes of our board and the expiration of their terms.

CLASS                      EXPIRATION OF TERM                         CLASS MEMBERS
-----                      ------------------                         -------------
Class I                    2002 Annual Stockholder Meeting            Robert L. Adair III
                                                                      Michael D. Madden
Class II                   2003 Annual Stockholder Meeting            James C. Leslie
Class III                  2001 Annual Stockholder Meeting            William H. Armstrong III

     Our board has nominated the Class III director named above for an additional three-year term. The persons named as proxies in the enclosed form of proxy intend to vote your proxy for the re-election of the Class III director, unless otherwise directed. If, contrary to our present expectations, the nominee should become unavailable for any reason, votes may be cast pursuant to the accompanying form of proxy for a substitute nominee designated by our board.

INFORMATION ABOUT NOMINEE AND DIRECTORS

     This table provides certain information as of February 8, 2001 with respect to the director nominee and each other director whose term will continue after the meeting. Unless otherwise indicated, each person has been engaged in the principal occupation shown for the past five years.

                                                                                      YEAR FIRST
                                      PRINCIPAL OCCUPATIONS, OTHER DIRECTORSHIPS      ELECTED A
NAME OF NOMINEE OR DIRECTOR  AGE            AND POSITIONS WITH THE COMPANY             DIRECTOR
---------------------------  ---   ------------------------------------------------   ----------
Robert L. Adair III          57    President of Real Estate Value Managers LP since      1998
                                     October 2000. Director, President and Chief
                                     Operating Officer of AMRESCO, Inc., a
                                     diversified financial services company, until
                                     March 2000. Director, Chairman and Chief
                                     Executive Officer of AMRESCO Capital Trust, a
                                     commercial mortgage real estate investment
                                     trust.
William H. Armstrong III     36    Chairman of the Board and Chief Executive             1998
                                     Officer of the Company since 1998. President
                                     since 1996. Chief Operating Officer and Chief
                                     Financial Officer until 1998. Executive Vice
                                     President until 1996.
James C. Leslie              44    Director, President and Chief Operating Officer       1996
                                     of The Staubach Company, a commercial real
                                     estate services firm. President of Wolverine
                                     Holding Company, a real estate holding
                                     company. President of Staubach Financial
                                     Services, a financial real estate services
                                     firm, until March 1996. Director of AMRESCO
                                     Capital Trust.
Michael D. Madden            51    Partner of Questor Management Co., merchant           1992
                                     bankers, since March 1999. Chairman of the
                                     Board of Hanover Capital L.L.C., investment
                                     bankers. Vice Chairman of the Board of
                                     PaineWebber Incorporated, investment bankers,
                                     until December 1995.

DIRECTOR COMPENSATION

  Cash Compensation

     Each non-employee and non-officer director receives $500 for attending each board committee meeting as well as an annual fee consisting of (a) $10,000 for serving on our board, (b) $1,000 for each committee on which he serves, and (c) $1,000 for each committee of which he is the chairman. Each director receives a fee of $500 for attending each board meeting and reimbursement for reasonable out-of-pocket expenses incurred in attending our board and committee meetings.

  Stock Option Plan for Non-Employee Directors

     Each non-employee and non-officer director is eligible for a grant of options under our 1996 Stock Option Plan for Non-Employee Directors. On September 1 of each year, each eligible director is granted an option to purchase 5,000 shares of our common stock at 100% of the fair market value of the shares on the grant date. Each option granted under this plan expires ten years after the grant date. In accordance with this plan, on

September 1, 2000, each eligible director was granted an option to purchase 5,000 shares of our common stock at an exercise price of $4.6875.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     This table shows the amount of our common stock each of our directors and our named executive officer beneficially owned on February 8, 2001. Our directors and executive officers as a group beneficially owned approximately 2.8% of our common stock. Each individual holds less than 1% of our common stock, with the exception of Mr. Armstrong who beneficially owns 1.8% of our common stock. All shares shown are held with sole voting and investment power. This table also shows the number of shares of our common stock each of our directors and our named executive officer could acquire as of April 9, 2001 upon the exercise of options granted pursuant to our stock incentive plans.

                                                            NUMBER OF       TOTAL
                                              NUMBER OF      SHARES       NUMBER OF
                                              SHARES NOT   SUBJECT TO       SHARES
                                              SUBJECT TO   EXERCISABLE   BENEFICIALLY
NAME OF BENEFICIAL OWNER                       OPTIONS       OPTIONS        OWNED
------------------------                      ----------   -----------   ------------
Robert L. Adair III                             12,000         3,750        15,750
William H. Armstrong III                        20,800       245,000       265,800
James C. Leslie                                 71,000        27,500        98,500
Michael D. Madden                                    0        27,500        27,500
All directors and executive officers as a
  group (5 persons)                            103,800       303,750       407,550

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     This table shows the beneficial owners of more than 5% of our outstanding common stock based on filings with the Securities and Exchange Commission (the
SEC). Unless otherwise indicated, all information is presented as of December 31, 2000, and all shares indicated as beneficially owned are held with sole voting and investment power.

                                                     NUMBER OF SHARES    PERCENT OF
NAME AND ADDRESS OF PERSON                          BENEFICIALLY OWNED    CLASS(1)
--------------------------                          ------------------   -----------
Ingalls & Snyder LLC                                    2,754,395(2)        19.3%
61 Broadway
New York, New York 10006

Carl E. Berg                                            2,308,400(3)        16.1%
10050 Bandley Drive
Cupertino, California 95014

Dimensional Fund Advisors Inc.                            808,585(4)         5.7%
1299 Ocean Avenue -- 11th Floor
Santa Monica, California 90401

---------------

(1) On December 31, 2000, there were 14,298,270 shares of our common stock outstanding.

(2) Based on the amended Schedule 13G dated February 7, 2001 that Ingalls & Snyder LLC filed with the SEC, Ingalls & Snyder has sole voting and investment power with respect to 353,700 of those shares.

(3) Based on the amended Schedule 13G dated February 14, 2001 filed by Carl E. Berg with the SEC.

(4) Based on the Schedule 13G dated February 2, 2001 that Dimensional Fund Advisors Inc. filed with the SEC, Dimensional Fund Advisors disclaims beneficial ownership of all such shares.

                            ------------------------

EXECUTIVE OFFICER COMPENSATION

     Our current Chairman of the Board, President and Chief Executive Officer, William H. Armstrong III, was the only executive officer we employed who earned in excess of $100,000 for services provided to us in 2000. The following table shows the compensation that we paid to Mr. Armstrong for all services rendered to us and our subsidiaries in 2000, 1999 and 1998.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG TERM
                                                                             COMPENSATION
                                                                                AWARDS
                                              ANNUAL COMPENSATION            ------------
                                     -------------------------------------    SECURITIES
                                                            OTHER ANNUAL      UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR    SALARY     BONUS     COMPENSATION(1)     OPTIONS      COMPENSATION(2)
---------------------------   ----   --------   --------   ---------------   ------------   ---------------
William H. Armstrong III      2000   $247,917   $250,000       $2,250          260,000(3)       $25,248
  Chairman of the Board,      1999    225,000    250,000        2,250          100,000           24,000
  President and Chief         1998    190,417    195,000           --           80,000           20,979
  Executive Officer

---------------

(1) Consists of matching gifts under our matching gifts program.

(2) Consists of contributions to defined contribution plans, our payments for life insurance policies, and director fees as follows:

                            PLAN                         DIRECTOR
                  DATE  CONTRIBUTIONS   LIFE INSURANCE     FEES
                  ----  -------------   --------------   --------
                  2000     $20,792          $2,456        $2,000
                  1999      22,000              --         2,000
                  1998      20,479              --           500

(3) Our corporate personnel committee awarded stock options for 2000 in February 2000 and for 2001 in December 2000. See the table entitled "Option Grants in 2000."

                            ------------------------

     This table shows all stock options that we granted to Mr. Armstrong in 2000.

                             OPTION GRANTS IN 2000

                            NUMBER OF     PERCENT OF
                            SECURITIES     OPTIONS
                            UNDERLYING    GRANTED TO                                      GRANT DATE
                             OPTIONS     EMPLOYEES IN   EXERCISE OR                        PRESENT
NAME                        GRANTED(1)       2000       BASE PRICE     EXPIRATION DATE      VALUE
----                        ----------   ------------   -----------   -----------------   ----------
William H. Armstrong III     125,000        27.25%        $4.3438     February 10, 2010    $403,750(2)
                             135,000        29.43%        $4.7188     December 21, 2010    $446,850(3)

---------------

(1) The stock options were granted under two separate plans and will become exercisable over a four-year period. The stock options will become immediately exercisable in their entirety if (a) any person or group of persons acquires beneficial ownership of shares representing 20% or more of the company's total voting power or (b) under certain circumstances, the composition of the board of directors is changed after a tender offer, exchange offer, merger, consolidation, sale of assets or contested election or any combination thereof. In addition, each stock option has an equal number of tandem "limited rights," which may be exercisable only for a limited period in the event of a tender offer, exchange offer, a series of purchases or other acquisitions or any combination thereof resulting in a person or group of persons becoming a beneficial owner of shares representing 40% or more of the company's total voting power. Each limited right entitles the holder to receive cash equal to the amount by which the highest price paid in such transaction exceeds the exercise price.

(2) The Black-Scholes option pricing model was used to determine the grant date present value of the options that we granted to Mr. Armstrong in February 2000. The grant date present value was calculated to be $3.23. The following facts and assumptions were used in making this calculation: (a) an exercise price for each stock option of $4.3438; (b) a fair market value of $4.3438 for one share of our common stock on the grant date; (c) a term for the stock options as set forth under the column labeled "Expiration Date"; (d) a stock volatility of 56.9%, based on an analysis of historical weekly closing prices of our common stock over the 252-week period that our common stock had been publicly traded as of the grant date; and (e) an assumed risk-free interest rate of 6.80%, this rate being equivalent to the yield on the grant date on a zero coupon U.S. Treasury note with a maturity date comparable to the expiration date of the options. No other discounts or restrictions related to vesting or the likelihood of vesting of the options were applied.

(3) The Black-Scholes option pricing model was used to determine the grant date present value of the options that we granted to Mr. Armstrong in December 2000. The grant date present value was calculated to be $3.31. The following facts and assumptions were used in making this calculation: (a) an exercise price for each stock option of $4.7188; (b) a fair market value of $4.7188 for one share of our common stock on the grant date; (c) a term for the stock options as set forth under the column labeled "Expiration Date"; (d) a stock volatility of 54.0%, based on an analysis of historical weekly closing prices of our common stock over the 298-week period that our common stock had been publicly traded as of the grant date; and (e) an assumed risk-free interest rate of 5.18%, this rate being equivalent to the yield on the grant date on a zero coupon U.S. Treasury note with a maturity date comparable to the expiration date of the options. No other discounts or restrictions related to vesting or the likelihood of vesting of the options were applied.

                            ------------------------

     This table shows all outstanding stock options held by Mr. Armstrong as of December 31, 2000. Mr. Armstrong did not exercise any stock options during 2000.

                       OPTION VALUES AT DECEMBER 31, 2000

                                                      NUMBER OF SECURITIES
                                                     UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                                           OPTIONS AT            IN-THE-MONEY OPTIONS AT
                                                        DECEMBER 31, 2000           DECEMBER 31, 2000
                                                    -------------------------   -------------------------
NAME                                                EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                                                -------------------------   -------------------------
William H. Armstrong III                                 188,750/391,250            $234,784/$65,536

CORPORATE PERSONNEL COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The corporate personnel committee is composed of two independent directors who are responsible for the company's executive compensation programs. Our committee's executive compensation philosophy is to:

     - emphasize performance-based compensation that balances rewards for short- and long-term results;

     - tie compensation to the interests of the company's stockholders; and

     - provide a level of total compensation that will enable the company to attract and retain talented executive officers.

     Executive officer compensation for 2000 included base salary, an annual cash incentive award, and long-term incentive compensation in the form of stock options. In December 2000, we also awarded stock options for the 2001 year.

  Base Salaries

     William H. Armstrong III, Chairman of the Board, President and Chief Executive Officer, is the only executive officer whose salary the company pays. His salary is based on his level of responsibility and our assessment of his performance. We adjusted his annual salary to its current level of $250,000, effective February 1, 2000.

  Annual Incentive Awards

     We provided annual cash incentives to Mr. Armstrong and the company's other officers for 2000 through the company's performance incentive awards program. Each person selected to participate in the program is assigned a target award based on level of responsibility, which serves as a guideline amount. When determining the actual amounts awarded to participants for any year, we make a subjective determination after considering both individual performance and company performance as measured by operational and financial accomplishments.

     We determined that the level of company and individual performance achieved in 2000 warranted the payment of a cash bonus to Mr. Armstrong in the amount shown in the Summary Compensation Table.

  Long-Term Incentives

     We also grant long-term incentives to Mr. Armstrong and the company's other officers in the form of stock options. The stock option award guidelines are intended to reinforce the relationship between compensation and increases in the market price of the company's common stock and align the officer's financial interests with those of the company's stockholders. We establish guidelines based upon the position of each participating officer and then grant options within those guidelines based upon our assessment of individual performance. The table entitled Option Grants in 2000 shows the stock options that we granted in 2000 to Mr. Armstrong based upon our guidelines and assessment.

  Section 162(m)

     Section 162(m) limits to $1 million a public company's annual tax deduction for compensation paid to each of its most highly compensated executive officers. Qualified performance-based compensation is excluded from this deduction limitation if certain requirements are met. Our policy is to structure compensation that will be fully deductible where doing so will further the purposes of the company's executive compensation programs.

         James C. Leslie, Chairman               Michael D. Madden

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of our corporate personnel committee are Messrs. Leslie and Madden. In 2000, none of our executive officers served as a director or member of the compensation committee of another entity, where an executive officer served as our director or on our corporate personnel committee.

AUDIT COMMITTEE REPORT

     The audit committee is currently composed of three directors. The members of our committee are independent, as defined in the National Association of Securities Dealers' listing standards. We operate under a written charter approved by our committee and adopted by the board of directors. Our charter describes the functions we perform and is attached to this proxy statement as Annex A.

  Financial Statement Review; Discussions with Management and Independent
  Auditors

     We have reviewed and discussed the company's audited financial statements for the year 2000 with management and the company's independent auditors. Management represented to us that the audited financial statements were prepared in accordance with accounting principles generally accepted in the United States.

     We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," as amended, by the Independence Standards Board, and have discussed with the independent auditors their independence from the company and management. We have also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     In addition, we have discussed with the independent auditors the overall scope and plans for their audit, and have met with the independent auditors and management to discuss the results of their examination, their understanding and evaluation of the company's internal controls as they considered necessary to support their opinion on the financial statements for the year 2000, and various factors affecting the overall quality of the company's financial reporting. The independent auditors also have had opportunities to meet with us without management being present to discuss any of these matters.

     Based on these reviews and discussions, we recommended to the board of directors that the financial statements referred to above be included in the company's annual report on Form 10-K for the year 2000. We also recommended, subject to the approval of the company's stockholders, the selection of Arthur Andersen as the independent auditors of the company's financial statements for the year 2001.

  Internal Audit

     We also oversee the company's internal audit function, including the selection and compensation of the company's internal auditors. We have discussed with the company's internal auditors the scope of their audit plan, and have met with the internal auditors to discuss the results of their reviews, their evaluation of the company's processes and internal controls, any difficulties or disputes with management encountered during the course of their audit, and other matters relating to the internal audit process.

  Fees and Related Disclosures for Accounting Services

     Audit and Review Fees. The independent auditors billed the company $60,000 for professional services rendered for the audit of the company's financial statements for 2000 and for the reviews of the unaudited interim financial statements included in the company's Forms 10-Q for 2000.

     Financial Information Systems Design and Implementation Fees. The independent auditors billed the company $19,829 for professional services rendered for information systems design and implementation services for 2000. These services were rendered by Andersen Consulting (now named Accenture) prior to August 7, 2000, when its affiliation with Arthur Andersen ended completely.

     All Other Fees. For 2000, the independent auditors billed the company $124,709 for professional services rendered, other than described above under "Audit and Review Fees" and "Financial Information Systems Design and Implementation Fees." These services primarily related to the following:

     - services rendered with respect to a review of the company's financial information systems processes and security; and

     - tax consulting and compliance services rendered in 2000, the preparation of the company's federal and state tax returns for 1999, and the preparation of the company's estimated tax payments for 2000.

     Consideration of Auditors' Independence. We have considered whether the provision of services covered under the sections entitled "Financial Information Systems Design and Implementation Fees" and "All Other Fees" for 2000 is compatible with maintaining the auditors' independence and have discussed with the auditors their independence from the company and management.

Michael D. Madden, Chairman  Robert L. Adair III  James C. Leslie

PERFORMANCE GRAPH

     The following graph compares the change in the cumulative total stockholder return on our common stock with the cumulative total return of the S&P 500 Stock Index and the Dow Jones Real Estate Investment Companies Group from 1996 through 2000. This comparison assumes $100 invested on December 31, 1995 in (a) our common stock, (b) the S&P 500 Stock Index and (c) the Dow Jones Real Estate Investment Companies Group.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
                 STRATUS PROPERTIES INC., S&P 500 STOCK INDEX &
                DOW JONES REAL ESTATE INVESTMENT COMPANIES GROUP

                              [PERFORMANCE GRAPH]

                                                                           DECEMBER 31,
                                                     ---------------------------------------------------------
                                                      1995      1996      1997      1998      1999      2000
                                                     -------   -------   -------   -------   -------   -------
Stratus Properties Inc. ...........................  $100.00   $171.43   $296.40   $214.29   $239.31   $285.72
S&P 500 Stock Index................................   100.00    122.96    163.98    210.84    255.23    232.00
Dow Jones Real Estate Investment Companies Group...   100.00    136.74    167.97    139.08    127.22    165.08

* Total Return Assumes Reinvestment of Dividends

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and 10% stockholders to file with the SEC reports of ownership and changes in ownership of our common stock. During 2000, a report covering a purchase of our common stock by Mr. Adair was inadvertently filed late.

RATIFICATION OF THE APPOINTMENT OF AUDITORS

     Our board of directors seeks stockholder ratification of its appointment of Arthur Andersen LLP to act as the independent auditors of our and our subsidiaries' financial statements for 2001. Our board has not determined what, if any, action would be taken should the appointment of Arthur Andersen not be ratified. One or more representatives of Arthur Andersen will be available at the meeting to respond to appropriate questions, and those representatives will also have an opportunity to make a statement.

PROPOSAL TO ADOPT A NEW STOCK INCENTIVE PLAN

     Our board of directors unanimously proposes that our stockholders approve the 2001 Stock Incentive Plan, which is summarized below and attached as Annex B to this proxy statement. Because this is a summary, it does not contain all the information that may be important to you. You should read Annex B carefully before you decide how to vote.

REASONS FOR THE PROPOSAL

     We believe that our growth depends significantly upon the efforts of our officers, employees and other service providers and that such individuals are best motivated to put forth maximum effort on our behalf if they own an equity interest in our company. As of December 31, 2000, a total of 364,250 shares of common stock remained available for grant under our current stock incentive plans. So that we may continue to motivate and to reward our key personnel with stock-based awards at an appropriate level, our board believes that it is important that we establish a new equity-based plan at this time.

SUMMARY OF THE 2001 STOCK INCENTIVE PLAN

  Administration

     Awards under the 2001 Stock Incentive Plan will be made by the corporate personnel committee of our board of directors, which is currently made up of two independent members of our board. The corporate personnel committee has full power and authority to designate participants, to set the terms of awards and to make any determinations necessary or desirable for the administration of the plan.

  Eligible Participants

     The following persons are eligible to participate in the 2001 Stock Incentive Plan:

     - our officers (including non-employee officers and officers who are also directors) and employees;

     - officers and employees of existing or future subsidiaries;

     - officers and employees of any entity with which we or a subsidiary has contracted to receive executive, management or legal services and who provide services to us or a subsidiary under such arrangement;

     - consultants and advisers who provide services to us or a subsidiary; and

     - any person who has agreed in writing to become an eligible participant within 30 days.

     A subsidiary is defined to include an entity in which we have a direct or indirect economic interest that is designated as a subsidiary by the corporate personnel committee. The corporate personnel committee may delegate to one or more of our officers the power to grant awards and to modify or terminate awards granted to eligible persons who are not our executive officers or directors, subject to limitations to be established by the corporate personnel committee. It is anticipated that the corporate personnel committee's determinations as to which eligible individuals will be granted awards and the terms of the awards will be based on each individual's present and potential contributions to our success. While all employees, consultants and executive, management and legal service providers will be eligible for awards under this plan, we anticipate that awards will be granted to approximately 10 persons, consisting of 7 officers and 3 employees of our company.

  Number of Shares

     The maximum number of shares of our common stock with respect to which we will be permitted to grant awards under the 2001 Stock Incentive Plan is 850,000, or 5.9% of our outstanding common stock as of the record date. However, if our stockholders approve, and the company implements, the proposal contained in this proxy statement to amend our certificate of incorporation to effect a reverse stock split followed by a forward stock split of our common stock, the maximum number of shares of our common stock with respect to which we will be permitted to grant awards under the 2001 Stock Incentive Plan will be 425,000.

     Awards that may be paid only in cash will not be counted against this share limit. Moreover, no individual may receive in any year awards under this plan, whether payable in cash or shares, that relate to more than 250,000 shares of our common stock (125,000 shares if the reverse-forward stock split is approved and implemented).

     Shares subject to awards that are forfeited or canceled will again be available for awards, as will shares issued as restricted stock or other stock-based awards that are forfeited or reacquired by us by their terms. In addition, to the extent that shares are delivered to pay the exercise price of options under the 2001 Stock Incentive Plan, the number of shares delivered will again be available for the grant of awards under this plan, other than the grant of incentive stock options under Section 422 of the Internal Revenue Code. Under no circumstances may the number of shares issued pursuant to incentive stock options exceed 250,000 shares (125,000 shares if the reverse-forward stock split is approved and implemented). The number of shares with respect to which awards of restricted stock and other stock-based awards for which a per share purchase price of less than 100% of fair market value is paid may not exceed 250,000 shares (125,000 shares if the reverse-forward stock split is approved and implemented). The shares to be delivered under this plan will be made available from our authorized but unissued shares of common stock, from treasury shares or from shares acquired by us on the open market or otherwise. Subject to the terms of this plan, shares of our common stock issuable under this plan may also be used as the form of payment of compensation under other plans or arrangements that we offer or that we assume in a business combination.

     On March 15, 2001, the closing price on Nasdaq of a share of our common stock was $5.3125.

  Types of Awards

     Stock options, stock appreciation rights, limited rights, restricted stock and other stock-based awards may be granted under the 2001 Stock Incentive Plan in the discretion of the corporate personnel committee. Options granted under this plan may be either non-qualified or incentive stock options. Only our employees or employees of our subsidiaries will be eligible to receive incentive stock options. Stock appreciation rights and limited rights may be granted in conjunction with or unrelated to other awards and, if in conjunction with an outstanding option or other award, may be granted at the time of the award or thereafter, at the exercise price of the other award.

     The corporate personnel committee has discretion to fix the exercise or grant price of stock options, stock appreciation rights and limited rights at a price not less than 100% of the fair market value of the underlying common stock at the time of grant (or at the time of grant of the related award in the case of a stock appreciation right or limited right granted in conjunction with an outstanding award). This limitation on the corporate personnel committee's discretion, however, does not apply in the case of awards granted in substitution for outstanding awards previously granted by an acquired company or a company with which we combine. The corporate personnel committee has broad discretion as to the terms and conditions upon which options and stock appreciation rights are exercisable, but under no circumstances will an option, a stock appreciation right or a limited right have a term exceeding 10 years. This plan prohibits the repricing of stock options without stockholder approval.

     The option exercise price may be paid

     - in cash;

     - by check;

     - in shares of our common stock that, unless otherwise determined by the corporate personnel committee, have been held by the optionee for six months;

     - if permitted by the corporate personnel committee, through a broker-assisted cashless exercise; or

     - in any other manner authorized by the corporate personnel committee.

     Upon the exercise of a stock appreciation right with respect to our common stock, a participant will be entitled to receive, for each share subject to the right, the excess of the fair market value of the share on the date of exercise over the exercise price. The corporate personnel committee has the authority to determine whether the value of a stock appreciation right is paid in cash or our common stock or a combination of the two.

     Limited rights generally are exercisable only during a period beginning not earlier than one day and ending not later than 90 days after the expiration date of any tender offer, exchange offer or similar transaction which results in any person or group becoming the beneficial owner of more than 40% of all classes and series of our outstanding stock, taken as a whole, that have voting rights with respect to the election of our directors (not including preferred shares that may be issued in the future that have the right to elect directors only if we fail to pay dividends). Upon the exercise of a limited right granted under the 2001 Stock Incentive Plan, a participant would be entitled to receive, for each share of our common stock subject to that right, the excess, if any, of the highest price paid in or in connection with the transaction over the grant price of the limited right.

     The corporate personnel committee may grant restricted shares of our common stock to a participant that are subject to restrictions regarding the sale, pledge or other transfer by the participant for a specified period. All shares of restricted stock will be subject to the restrictions that the corporate personnel committee may designate in an agreement with the participant, including, among other things, that the shares are required to be forfeited or resold to us in the event of termination of employment under certain circumstances or in the event specified performance goals or targets are not met. A restricted period of at least three years is generally required, except that if the vesting or grant of shares of restricted stock is subject to the attainment of performance goals, the restricted period may be one year or more. Subject to the restrictions provided in the participant's agreement, a participant receiving restricted stock will have all of the rights of a stockholder as to the restricted stock, including dividend and voting rights.

     The corporate personnel committee may also grant participants awards of our common stock and other awards, including restricted stock units, that are denominated in, payable in, valued in whole or in part by reference to, or are otherwise based on the value of, our common stock (Other Stock-Based Awards). The corporate personnel committee has discretion to determine the participants to whom Other Stock-Based Awards are to be made, the times at which such awards are to be made, the size of the awards, the form of payment, and all other conditions of the awards, including any restrictions, deferral periods or performance requirements. The terms of the Other Stock-Based Awards will be subject to the rules and regulations that the corporate personnel committee determines.

     Any award under the 2001 Stock Incentive Plan may provide that the participant has the right to receive currently or on a deferred basis dividends or dividend equivalents, all as the corporate personnel committee determines.

  Performance-Based Compensation under Section 162(m)

     Stock options, stock appreciation rights and limited rights, if granted in accordance with the terms of the 2001 Stock Incentive Plan, are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. For grants of restricted stock and Other Stock-Based Awards that are intended to qualify as performance-based compensation under Section 162(m), the corporate personnel committee will establish specific performance goals for each performance period not later than 90 days after the beginning of the performance period. The corporate personnel committee will also establish a schedule, setting forth the portion of the award that will be earned or forfeited based on the degree of achievement of the performance goals by our company, a division or a subsidiary at the end of the performance period. The corporate personnel committee will use any or a combination of the following performance measures: earnings, share price, return on assets, an economic value added measure, stockholder return, earnings per share, return on equity, return on investment, return on fully-employed capital, reduction of expenses, containment of expenses within budget, cash provided by operating activities, or increase in cash flow of our company, a division or a subsidiary. For any performance period, the performance objectives may be measured on an absolute basis or relative to a group of peer companies selected by the corporate personnel committee, relative to internal goals, or relative to levels attained in prior years.

     If there is a change of control of our company or if a participant retires, dies or becomes disabled during the performance period, the corporate personnel committee may provide that all or a portion of the restricted stock and Other Stock-Based Awards will automatically vest. If an award of restricted stock or an Other Stock-Based Award is intended to qualify as performance-based compensation under Section 162(m), the corporate personnel committee must certify in writing that the performance goals and all applicable conditions have been met prior to payment.

     The corporate personnel committee retains authority to change the performance goal objectives with respect to future grants to any of those provided in the 2001 Stock Incentive Plan. As a result, the regulations under
Section 162(m) require that the material terms of the performance goals be reapproved by the stockholders within five years following initial stockholder approval.

  Adjustments

     If the corporate personnel committee determines that any stock split, stock dividend or other distribution (whether in the form of cash, securities or other property), recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares, issuance of warrants or other rights to purchase shares or other securities of our company, or other similar corporate event affects our common stock in such a way that an adjustment is appropriate to prevent dilution or enlargement of the benefits intended to be granted and available for grant under the 2001 Stock Incentive Plan, then the corporate personnel committee has discretion to:

     - make equitable adjustments in

      - the number and kind of shares (or other securities or property) that may be the subject of future awards under this plan, and

      - the number and kind of shares (or other securities or property) subject to outstanding awards and the respective grant or exercise prices; and

     - if appropriate, provide for the payment of cash to a participant.

     The corporate personnel committee may also adjust awards to reflect unusual or nonrecurring events that affect us or our financial statements or to reflect changes in applicable laws or accounting principles.

  Amendment or Termination

     The 2001 Stock Incentive Plan may be amended or terminated at any time by the board of directors, except that no amendment may be made without stockholder approval if the amendment would:

     - materially increase the benefits accruing to participants under this plan;

     - materially increase the number of shares of our common stock that may be issued under this plan;

     - materially expand the classes of persons eligible to participate in this plan; or

     - permit repricing of options.

OTHER STOCK INCENTIVE PLANS

     This table shows the number of shares authorized for issuance under each of our other stock incentive plans, the number of stock options that we granted in 2000, the number of stock options outstanding and the number of shares available for grant as of December 31, 2000. We have only granted stock options under these plans.

                                     SHARES AUTHORIZED       OPTIONS         OPTIONS           SHARES
NAME OF PLAN                           FOR ISSUANCE      GRANTED IN 2000   OUTSTANDING   AVAILABLE FOR GRANT
------------                         -----------------   ---------------   -----------   -------------------
Stock Option Plan                          850,000           237,500          837,500                0
1998 Stock Option Plan                     850,000           221,250          640,750          209,250
1996 Stock Option Plan for Non-
  Employee Directors                       250,000            15,000           95,000          155,000
                                         ---------           -------        ---------          -------
Total                                    1,950,000           473,750        1,573,250          364,250

FEDERAL INCOME TAX CONSEQUENCES OF STOCK OPTIONS

     The grant of non-qualified or incentive stock options will not generally result in tax consequences to our company or to the optionee. When an optionee exercises a non-qualified option, the difference between the exercise price and any higher fair market value of our common stock on the date of exercise will be ordinary income to the optionee (subject to withholding) and, subject to Section 162(m), will generally be allowed as a deduction at that time for federal income tax purposes to his or her employer.

     Any gain or loss realized by an optionee on disposition of our common stock acquired upon exercise of a non-qualified option will generally be capital gain or loss to the optionee, long-term or short-term depending on the holding period, and will not result in any additional federal income tax consequences to the employer. The optionee's basis in our common stock for determining gain or loss on the disposition will be the fair market value of our common stock determined generally at the time of exercise.

     When an optionee exercises an incentive stock option while employed by us or within three months (one year for disability) after termination of employment, no ordinary income will be recognized by the optionee at that time, but the excess (if any) of the fair market value of our common stock acquired upon such exercise over the option price will be an adjustment to taxable income for purposes of the federal alternative minimum tax. If our common stock acquired upon exercise of the incentive stock option is not disposed of prior to the expiration of one year after the date of acquisition and two years after the date of grant of the option, the excess (if any) of the sale proceeds over the aggregate option exercise price of such common stock will be long-term capital gain, but the employer will not be entitled to any tax deduction with respect to such gain. Generally, if our common stock is disposed of prior to the expiration of such periods (a Disqualifying Disposition), the excess of the fair market value of such common stock at the time of exercise over the aggregate option exercise price (but not more than the gain on the disposition if the disposition is a transaction on which a loss, if realized, would be recognized) will be ordinary income at the time of such Disqualifying Disposition (and the employer will generally be entitled to a federal income tax deduction in a like amount). Any gain realized by the optionee as the result of a Disqualifying Disposition that exceeds the amount treated as ordinary income will be capital in nature, long-term or short-term depending on the holding period. If an incentive stock option is exercised more than three months (one year for disability) after termination of employment, the federal income tax consequences are the same as described above for non-qualified stock options.

     If the exercise price of an option is paid by the surrender of previously owned shares, the basis of the previously owned shares carries over to an equal number of shares received in replacement. If the option is a non-qualified option, the income recognized on exercise is added to the basis. If the option is an incentive stock option, the optionee will recognize gain if the shares surrendered were acquired through the exercise of an incentive stock option and have not been held for the applicable holding period. This gain will be added to the basis of the shares received in replacement of the previously owned shares.

     We believe that taxable compensation arising in connection with stock options granted under the 2001 Stock Incentive Plan should be fully deductible by the employer for purposes of Section 162(m). Section 162(m) may limit the deductibility of an executive's compensation in excess of $1,000,000 per year.

     The acceleration of the exercisability of stock options upon the occurrence of a change of control may give rise, in whole or in part, to excess parachute payments within the meaning of Section 280G of the Internal Revenue Code to the extent that the payments, when aggregated with other payments subject to Section 280G, exceed certain limitations. Excess parachute payments will be nondeductible to the employer and subject the recipient of the payments to a 20% excise tax.

     If permitted by the corporate personnel committee, at any time that a participant is required to pay to us the amount required to be withheld under applicable tax laws in connection with the exercise of a stock option or the issuance of our common stock under the 2001 Stock Incentive Plan, the participant may elect to have us withhold from the shares that the participant would otherwise receive shares of our common stock having a value equal to the amount to be withheld. This election must be made prior to the date on which the amount of tax to be withheld is determined.

     This discussion summarizes the federal income tax consequences of the stock options that may be granted under the 2001 Stock Incentive Plan based on current provisions of the Internal Revenue Code, which are subject to change. This summary does not cover any foreign, state or local tax consequences of the stock options.

AWARDS TO BE GRANTED

     The grant of awards under the 2001 Stock Incentive Plan is entirely in the discretion of the corporate personnel committee. The corporate personnel committee has not yet made a determination as to the awards to be granted under the 2001 Stock Incentive Plan, if it is approved by our stockholders at the meeting.

VOTE REQUIRED FOR APPROVAL OF THE 2001 STOCK INCENTIVE PLAN

     Approval of the 2001 Stock Incentive Plan requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy at the meeting.

    OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

PROPOSAL TO AMEND OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT FOLLOWED BY A FORWARD STOCK SPLIT OF OUR COMMON STOCK

     Our board of directors has unanimously authorized, and recommends for your approval, an amendment to our certificate of incorporation effecting a reverse 1-for-50 stock split followed immediately by a forward 25-for-1 stock split of our common stock. As permitted under Delaware law, our stockholders who hold fewer than 50 shares of our common stock will have their shares converted into less than one share in the reverse 1-for-50 split and will receive cash payments equal to the fair value of those fractional interests. Our stockholders who hold 50 or more shares of our common stock will hold one-half the number of shares of our common stock immediately after this transaction. We will refer to the reverse and forward stock splits, together with the related cash payments to our stockholders, as the "Transaction." We will also refer to our stockholders whose shares of common stock are registered in their names as "registered stockholders."

     Our common stock is currently listed on Nasdaq. The Transaction, if approved, is not expected to adversely affect the eligibility of our common stock to be traded on Nasdaq. Further, we intend to take all steps necessary to maintain the eligibility of our common stock for trading on Nasdaq after the Transaction.

     In order to complete the Transaction, stockholders holding a majority of the issued and outstanding shares of our common stock entitled to vote at the meeting must approve the amendment to our certificate of incorporation. The proposed amendment is attached as Annex C to this proxy statement. Moreover, by voting to approve the proposed amendment, our stockholders will be authorizing the company, without further stockholder approval, to make immaterial changes to the proposed amendment as our officers executing the amendment may approve. If approved, the Transaction will take place on the date the amendment is filed with the Delaware Secretary of State; we will refer to this date as the "effective date." The effective date is expected to occur following the close of the Nasdaq on May 15, 2001 or as soon thereafter as practicable.

PURPOSE OF THE TRANSACTION

     As of the record date, approximately 5,500 record holders of our common stock, or approximately 70% of the total number of record holders of our common stock, owned fewer than 50 shares. In addition, these stockholders owned in the aggregate fewer than 70,000 shares of our common stock, representing less than 1/2% of our total shares outstanding. Based on the average daily closing price per share of our common stock on Nasdaq for the ten days immediately preceding March 15, 2001 of approximately $5.48, ownership of 49 shares of our common stock would have a market value of approximately $269.

     The cost of administering each stockholder's account and the amount of time spent by our management in responding to stockholder requests is the same regardless of the number of shares held in the account. Accordingly, our cost of maintaining many small accounts is disproportionately high when compared with the total number of shares involved. In view of the disproportionate cost to us of maintaining small stockholder accounts, we believe that it would be beneficial to the company and our stockholders as a whole to eliminate the administrative burden and cost associated with the approximately 5,500 accounts containing fewer than 50 shares. We expect that the direct cost of administering stockholder accounts to be reduced by approximately $25,000 per year if the Transaction is consummated.

     The Transaction will enable holders of record of fewer than 50 shares of our common stock to dispose of their investment at market value and, in effect, avoid brokerage fees on the transaction. Stockholders owning a small number of our shares would, if they chose to sell their shares otherwise, likely incur brokerage fees disproportionately high relative to the market value of their shares. In some cases, these stockholders might encounter difficulty in finding a broker willing to handle such small transactions.

     Our board of directors anticipates that the decrease in the number of our outstanding shares resulting from the reverse stock split followed by the forward stock split (which will have the same net effect as a 1-for-2 reverse stock split for those stockholders who own 50 or more shares prior to the effective date) will result in a higher market price range that may be more attractive to potential holders of our common stock. There can be no assurance that this effect will occur or that the market for our common stock will be improved. Moreover, our board of directors cannot predict what effect the Transaction, as a whole, will have on the market price of our common stock.

STRUCTURE OF THE TRANSACTION

     The Transaction includes both a reverse stock split and a forward stock split of our common stock. If the Transaction is approved and occurs, the reverse split will occur following the market close on the effective date. All registered stockholders on the effective date will receive 1 share of our common stock for every 50 shares of our common stock held in their record accounts at that time. Any registered stockholder who holds fewer than 50 shares of our common stock in a record account prior to the Transaction will receive a cash payment instead of a fractional share. We will refer to such a stockholder as a "cashed-out stockholder." This cash payment will be based on the average daily closing price per share of our common stock on Nasdaq for the ten trading days immediately preceding the effective date.

     Immediately following the reverse split, all registered stockholders who are not cashed-out stockholders will receive in the forward 25-for-1 split a number of shares of our common stock equal to 25 times the number of shares of our common stock held after the reverse stock split. If a stockholder holds 50 or more shares in a record account prior to the Transaction, any fractional share resulting from the reverse split will not be cashed out and the total number of shares originally held in that account will be decreased by half as a result of the Transaction. However, any fractional share resulting from the forward stock split will be cashed out. Thus, if a stockholder currently holds 50 or more shares in an odd amount in a record account, the fractional share in the account resulting from the Transaction will be cashed out based on the average daily closing price per share of our common stock on Nasdaq for the ten trading days immediately preceding the effective date.

EFFECT OF THE TRANSACTION ON OUR STOCKHOLDERS

     If approved at the annual meeting, the Transaction will affect our stockholders as follows:

     - Registered stockholders with fewer than 50 shares in a registered account.

      - You will not receive a fractional share of our common stock as a result of the reverse split.

      - Instead of receiving a fractional share of our common stock, you will receive cash equal to the purchase price of your affected shares. See the section entitled "Determination of Purchase Price" below for an explanation of how we will determine this price.

      - After the reverse split, you will have no further interest in the company with respect to your cashed-out shares. These shares will no longer entitle you to the right to vote as a stockholder or share in our assets, earnings, or profits. In other words, you will no longer hold your cashed-out shares, you will just have the right to receive cash for those shares.

      - You will not have to pay any service charges or brokerage commissions in connection with the Transaction.

      - As soon as practicable after the effective date, you will receive cash for your shares of our common stock held in your record account immediately prior to the reverse split in accordance with the following procedures.

      - You will receive a transmittal letter from us as soon as practicable after the effective date. This transmittal letter will contain instructions on how to surrender your certificates to our transfer agent, Mellon Investor Services LLC, for your cash payment. You will not receive your cash payment until you surrender your outstanding certificates to Mellon Investor Services, together with a completed and executed transmittal letter.

      - All amounts owed to you will be subject to applicable federal income tax and state abandoned property laws.

      - You will not receive any interest on cash payments owed to you as a result of the Transaction.

      Note: If you want to continue to hold shares of our common stock after the Transaction, you may do so by taking either of the following actions far enough in advance so that it is complete prior to the effective date:

      - purchase a sufficient number of shares of our common stock on the open market and have them registered in your name so that you hold at least 50 shares of our common stock in your record account prior to the Transaction; or

      - if applicable, consolidate your record accounts so that you hold at least 50 shares of our common stock in one record account prior to the Transaction.

     - Registered stockholders with 50 or more shares in a registered account.

      - You will hold half as many shares of our common stock in your registered account and, if you hold an odd number of shares, you will receive cash in lieu of the fractional share resulting from the

        Transaction. See the section entitled "Determination of Purchase Price" below for an explanation of how we will determine this price.

      - Following the Transaction, existing stock certificates cannot be used for either transfers or deliveries of our common stock. You will receive a transmittal letter from us as soon as practicable after the effective date, which will contain instructions on how to surrender your old certificates to our transfer agent, Mellon Investor Services LLC, and receive new certificates. You will not receive your new certificates until you surrender your outstanding certificates to our transfer agent, together with a completed and executed transmittal letter.

     - Stockholders with shares in street name, i.e., held of record by brokers, banks or other institutions.

      - We do not intend the Transaction to affect our stockholders who beneficially own our common stock in street name, except that after the Transaction these stockholders will hold half as many shares and stockholders who beneficially own an odd number of shares will receive cash in lieu of the fractional share resulting from the Transaction.

      - Brokers, banks and other institutions may have different procedures and stockholders holding our common stock in street name should contact their nominees to determine whether they will be otherwise affected by the Transaction.

      Note: If you are a beneficial owner of fewer than 50 shares of our common stock and want to have your shares exchanged for cash in the Transaction, you should instruct your nominee to transfer your shares into a record account in your name in a timely manner so that you will be considered a holder of record prior to the effective date.

DETERMINATION OF PURCHASE PRICE

     We will value each outstanding share of our common stock held at the close of business on the effective date at the average daily closing price per share of our common stock on Nasdaq for the ten trading days immediately preceding the effective date, without interest. However, if no shares of our common stock have been traded on any such trading day, the closing price per share will be the average of the highest bid and lowest asked prices for our stock on such trading day as reported by Nasdaq. We will refer to this per-share price as the "purchase price."

     Each cashed-out stockholder will receive cash in the amount of the purchase price multiplied by the number of shares of our common stock held immediately prior to the reverse stock split. Each registered stockholder holding 50 or more shares in an odd amount will receive cash in lieu of the fractional share resulting from the Transaction in the amount of the purchase price multiplied by the fractional share. All amounts payable to these stockholders will be subject to applicable federal income tax and state abandoned property laws. No service charges or brokerage commissions will be payable by these stockholders in connection with the Transaction. Moreover, we will pay no interest on cash sums due any stockholder pursuant to the Transaction.

CERTAIN CONSIDERATIONS

     Our certificate of incorporation currently authorizes the issuance of 150,000,000 shares of our common stock. As a result of the Transaction, the number of shares of our common stock outstanding will be decreased from approximately 14.3 million shares to approximately 7.1 million shares. Based upon our best estimates, if the Transaction had been consummated as of March 15, 2001, the number of holders of record of our common stock would have been reduced from approximately 7,700 to approximately 2,400.

     Our common stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended, and, as a result, we are subject to the periodic reporting and other requirements of the Exchange Act. The Transaction will not affect the registration of our common stock under the Exchange Act, and we have no current intention of terminating its registration under the Exchange Act to become a "private" company. In addition, consummation of the Transaction is not expected to adversely affect the eligibility of our common stock to be traded on Nasdaq.

     Based on the aggregate number of our shares owned by holders of record of fewer than 50 shares as of the record date and the average daily closing price per share of our common stock on Nasdaq for the ten trading days immediately preceding the record date, we estimate that payments to record stockholders who held fewer than 50 shares of our common stock prior to the Transaction will total approximately $420,000 (70,000 shares multiplied by an assumed purchase price of $6.00 per share).

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     We have summarized below certain federal income tax consequences to the company and our stockholders resulting from the Transaction. This summary does not discuss all aspects of federal income taxation that may be relevant to you in light of your individual circumstances, and it is not intended to constitute advice regarding the federal income tax consequences of the Transaction. Many of our stockholders (such as financial institutions, insurance companies, broker-dealers, tax-exempt organizations, foreign persons and individuals who acquired our common stock pursuant to the exercise of an employee stock option) may be subject to special tax rules. Other stockholders may also be subject to special tax rules, including but not limited to stockholders who have held, or will hold, stock as part of a straddle, hedging, or conversion transaction for federal income tax purposes. In addition, this summary does not discuss any state, local or foreign tax laws (or any federal tax laws other than those pertaining to the income tax). This summary assumes that you are a U.S. person and have held, and will hold, your shares as capital assets within the meaning of Section 1221 of the Internal Revenue Code. You should consult your tax advisor as to the particular federal, state, local, foreign, and other tax consequences of the Transaction, in light of your specific circumstances.

     Our discussion is based on the Internal Revenue Code, the regulations promulgated thereunder and rulings now in effect, current administrative rulings and practice, and judicial precedent, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences of the Transaction to the company or our stockholders.

     We believe that the Transaction will be treated as a tax-free "recapitalization" for federal income tax purposes. Accordingly, the Transaction will result in no material federal income tax consequences to the company.

     Federal Income Tax Consequences to Our Stockholders Who are Not Cashed Out by the Transaction. If you (1) continue to hold our common stock immediately after the Transaction, and (2) you receive no cash as a result of the Transaction, you will not recognize any gain or loss in the Transaction and you will have the same adjusted tax basis and holding period in your common stock as you had immediately prior to the Transaction.

     Federal Income Tax Consequences to Our Stockholders Who Receive Cash in the Transaction. If you receive cash as a result of the Transaction, your tax consequences will depend on whether, in addition to receiving cash, you or a person or entity related to you continues to hold our common stock immediately after the Transaction, as explained below.

  Stockholders Who Exchange All of Their Stock for Cash as a Result of the Transaction

     If you (1) receive cash in exchange for a fractional share as a result of the Transaction, (2) you do not continue to hold any of our common stock immediately after the Transaction, and (3) you are not related to any person or entity that holds our common stock immediately after the Transaction, you will recognize capital gain or loss. The amount of capital gain or loss you recognize will equal the difference between the cash you receive for your common stock and your aggregate adjusted tax basis in such stock.

     If you are related to a person or entity who continues to hold our common stock immediately after the Transaction, you will recognize gain in the same manner as set forth in the previous paragraph, provided that your receipt of cash either (1) is "not essentially equivalent to a dividend," or (2) is a "substantially disproportionate redemption of stock," as described below:

     - "Not Essentially Equivalent to a Dividend." You will satisfy the "not essentially equivalent to a dividend" test if the reduction in your proportionate interest in the company resulting from the Transaction is considered a "meaningful reduction" given your particular facts and circumstances. The Internal Revenue Service has ruled that a small reduction by a minority stockholder whose relative stock interest is minimal and who exercises no control over the affairs of the corporation will meet this test.

     - "Substantially Disproportionate Redemption of Stock." The receipt of cash in the Transaction will be a "substantially disproportionate redemption of stock" for you if the percentage of the outstanding shares of our common stock owned by you immediately after the Transaction is less than 80% of the percentage of shares of our common stock owned by you immediately before the Transaction.

     In applying these tests, you will be treated as owning shares actually or constructively owned by certain individuals and entities related to you. If the taxable amount is not treated as capital gain under any of the tests, it will be treated first as ordinary dividend income to the extent of your ratable share of our undistributed earnings and profits, then as a tax-free return of capital to the extent of your aggregate adjusted tax basis in your shares; any remaining amount will be treated as capital gain. Please refer to the section entitled "Maximum Tax Rates Applicable to Capital Gains" below.

 Stockholders Who Both Receive Cash and Continue to Hold Our Common Stock Immediately After the Transaction

     If you both receive cash as a result of the Transaction and continue to hold our common stock immediately after the Transaction, you generally will recognize gain, but not loss, in an amount equal to the lesser of (1) the excess of the sum of the aggregate fair market value of your shares of our common stock immediately after the Transaction plus the cash received over your adjusted tax basis in the shares, or (2) the amount of cash received in the Transaction. In determining whether you continue to hold stock immediately after the Transaction, you will be treated as owning shares actually or constructively owned by certain individuals and entities related to you. Your aggregate adjusted tax basis in your shares of our common stock held immediately after the Transaction will be equal to your aggregate adjusted tax basis in your shares of our common stock held immediately prior to the Transaction, increased by any gain recognized in the Transaction, and decreased by the amount of cash received in the Transaction.

     Any gain recognized in the Transaction will be treated, for federal income tax purposes, as capital gain, provided that your receipt of cash either (1) is "not essentially equivalent to a dividend" with respect to you, or (2) is a "substantially disproportionate redemption of stock" with respect to you, as discussed above. In applying these tests, you may be able to take into account sales of shares of our common stock that occur at or near the same time as the Transaction. If your gain is not treated as capital gain under either of these tests, the gain will be treated as ordinary dividend income to you to the extent of your ratable share of our undistributed earnings and profits, then as a tax-free return of capital to the extent of your aggregate adjusted tax basis in your shares; any remaining amount will be treated as capital gain.

MAXIMUM TAX RATES APPLICABLE TO CAPITAL GAINS

     Under current federal income tax law, certain capital gains realized by individuals (but not corporations) are taxed at preferential rates. If you are an individual, your net capital gain (defined generally as your total capital gains in excess of capital losses for the year) recognized upon the sale of capital assets that have been held for more than 12 months generally will be subject to tax at a rate not to exceed 20%, while your net capital gain recognized upon the sale of capital assets that have been held for 12 months or less will be subject to tax at ordinary income tax rates. In addition, capital gain recognized by a corporate taxpayer will continue to be subject to tax at the ordinary income tax rates applicable to corporations.

     As explained above, the amounts paid to you as a result of the Transaction may result in dividend income, capital gain income, or some combination of dividend and capital gain income to you depending on your individual circumstances. YOU ARE STRONGLY ADVISED TO CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF THE TRANSACTION, IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

APPRAISAL RIGHTS

     Dissenting stockholders do not have appraisal rights under Delaware state law or under our certificate of incorporation or bylaws in connection with the Transaction.

RESERVATION OF RIGHTS

     Our board of directors reserves the right to abandon the Transaction without further action by our stockholders at any time before the filing of the amendment to our certificate of incorporation with the Delaware Secretary of State, even if the Transaction has been authorized by our stockholders at the meeting. We further reserve the right to make immaterial changes to the proposed amendment as set forth in Annex C to this proxy statement without further action by our stockholders even if the Transaction has been authorized by our stockholders at the meeting.

VOTE REQUIRED FOR APPROVAL OF THE TRANSACTION

     Approval of the Transaction requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the meeting. Proxies solicited by our board of directors will be voted FOR this proposal, unless you specify otherwise in your proxy.

    OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

                                                                         ANNEX A

                            STRATUS PROPERTIES INC.
                            ------------------------

                         CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

                            ------------------------

I. SCOPE OF RESPONSIBILITY OF AUDIT COMMITTEE.

     A. General.

     The Audit Committee's primary function is to assist the Board of Directors in fulfilling the Board's oversight responsibilities by monitoring (1) the Company's development of a system of financial reporting, auditing, internal controls and legal compliance, (2) the operation of the system and (3) the independence and performance of the Company's external and internal auditors.

     B. Relationship to Other Groups.

     1. Allocation of Responsibilities. The Company's management is principally responsible for developing and consistently applying the Company's accounting practices, preparing the Company's financial statements and maintaining an appropriate system of internal controls. The Company's external auditors are responsible for auditing the Company's financial statements to obtain reasonable assurance about whether the financial statements are free from material misstatement. In this regard, the external auditors develop an overall understanding of the Company's accounting and internal controls to the extent necessary to support their report on the Company's financial statements. The internal auditors are responsible for objectively assessing management's accounting processes and internal controls and the extent of compliance therewith. The Audit Committee, as the delegate of the Board of Directors, is responsible for overseeing this process.

     2. Accountability of the Auditors. The external and internal auditors will be apprised that they are ultimately accountable to the Board of Directors and the Audit Committee.

     3. Accountability of the Audit Committee and the Board of Directors. The Board of Directors and the Audit Committee have the ultimate authority and responsibility to select, evaluate the performance of, and replace the external and internal auditors.

     4. Communication. The Audit Committee will strive to maintain an open and free avenue of communication among management, the external auditors, the internal auditors, and the Board of Directors.

II. COMPOSITION OF AUDIT COMMITTEE.

     The Audit Committee will be comprised of three or more directors selected in accordance with the Company's by-laws, each of whom will meet the standards of independence and any other qualifications required from time to time by the National Association of Securities Dealers, Inc. (or, if the Company's common stock is listed or traded on some other exchange or trading system, the standards of independence and any other qualifications required by the other exchange or system).

III. MEETINGS OF AUDIT COMMITTEE.

     The Audit Committee will meet at least three times annually, or more frequently if the Committee determines it to be necessary. To foster open communications, the Audit Committee may invite other directors or representatives of management, the external auditors or the internal auditors to attend any of its meetings, but reserves the right in its discretion to meet in executive session. The Audit Committee will maintain written minutes of all its meetings, which will be available to every member of the Board of Directors.

IV. POWERS OF AUDIT COMMITTEE.

     A. Activities and Powers Relating to the External and Internal Audits.

     1. Planning the External and Internal Audits. In connection with its oversight functions, the Audit Committee will monitor the planning of both the external audit of the Company's financial statements and the internal audit process, including taking any or all of the following actions that the Audit Committee deems to be necessary or appropriate:

          a. recommend, approve or ratify the selection and compensation of the external auditors and the terms of the external auditors' annual engagement letter;

          b. recommend, approve or ratify the selection and compensation of the internal auditors and the internal auditors' annual plan and the terms of the internal auditors' annual engagement letter;

          c. review significant relationships between the external auditors and the Company, including those described in written statements of the external auditors furnished under Independence Standards Board Standard No. 1;

          d. discuss with the external and internal auditors any disclosed relationships or services that may impact the objectivity and independence of the external or internal auditors and take, or recommend that the Board of Directors take, appropriate action to ensure the independence of the external and internal auditors; and

          e. discuss with the external and internal auditors the scope and comprehensiveness of their respective audit plans.

     2. Review of the External Audit. The Audit Committee will review the results of the annual external audit with the external auditors, including a review of any or all of the following matters that the Audit Committee deems to be necessary or appropriate:

          a. the Company's annual financial statements and related footnotes, and any report, opinion or review that either the external auditors or management renders;

          b. other sections of the Company's 10-K annual report that pertain principally to financial matters;

          c. significant audit findings, adjustments, risks or exposures;

          d. "reportable conditions" or other matters that are required by generally accepted auditing standards to be communicated by external auditors to the Audit Committee;

          e. difficulties or disputes with management encountered during the course of the audit;

          f. the external auditors' views regarding the clarity of the Company's financial disclosures, the quality of the Company's accounting principles as applied, the underlying estimates and other significant judgments that management made in preparing the financial statements, and the compatibility of the Company's principles and judgments with prevailing practices and standards;

          g. significant changes in the Company's accounting principles, practices or policies during the prior year;

          h. the accounting implications of significant new transactions;

          i. the integrity and the adequacy of the Company's financial reporting processes and internal controls;

          j. significant changes required in the external auditors' audit plan for future years; and

          k. the extent to which the Company has implemented changes and improvements in financial and accounting practices or internal controls that the external auditors previously recommended or Audit Committee previously approved.

     3. Review of Internal Audit. The Audit Committee will review the results of the internal audit process with the internal auditors, including a review of any or all of the following matters that the Audit Committee deems to be necessary or appropriate:

          a. significant audit findings;

          b. the integrity and adequacy of the Company's management reporting processes, internal controls and corporate compliance procedures;

          c. difficulties or disputes with management encountered during the course of the audit;

          d. significant changes required in the internal auditors' audit plan for future years; and

          e. the extent to which the Company has implemented changes and improvements in management reporting practices or internal controls that the internal auditors previously recommended or the Audit Committee previously approved.

     4. Post-Audit Review Activities. In connection with or following the completion of its review of the external and internal audits, the Audit Committee or its Chairman may in their discretion elect to meet with the external auditors, internal auditors or management to discuss any changes required in the audit plan for future periods and any other appropriate matters regarding the audit process.

     B. Other Powers.

     The Audit Committee may also take any or all of the following actions that it deems to be necessary or appropriate:

        1. meet jointly or separately from time to time with representatives of the external auditors, the internal auditors, or any member of management;

        2. make recommendations to management or the Board of Directors regarding (a) the replacement of the external auditors, (b) the replacement of the internal auditors, or (c) changes in the practices of the external or internal auditors;

        3. review (a) any significant consulting or other non-audit services that the external auditors provide to the Company or (b) any other matters that may affect the independence of the external auditors;

        4. request management or the external auditors to provide analysis or reports regarding (a) any "second opinion" sought by management from an audit firm other than the Company's external auditors,

(b) the amount of fees earned by the external auditors with respect to consulting or other non-audit services, or (c) any other information that the Audit Committee deems necessary to perform its oversight functions;

        5. conduct or authorize investigations into any matters within the Audit Committee's scope of responsibilities, and employ independent legal counsel or other professionals to assist in any investigations;

        6. review periodically the effectiveness and adequacy of the Company's corporate compliance procedures, including the Company's Business Conduct Policy, and consider and recommend to the Board of Directors any proposed changes that the Audit Committee deems appropriate or advisable;

        7. review periodically the travel, entertainment and other expenses of the Company's most senior executives;

        8. review periodically with the Company's legal counsel litigation, inquiries received from governmental agencies, or any other legal matters that may have a material impact on the Company's financial statements, internal controls, or corporate compliance procedures;

        9. consult periodically with the Company's legal counsel concerning the Audit Committee's responsibilities;

        10. report periodically to the Board of Directors concerning the activities and recommendations of the Audit Committee;

        11. authorize the external auditors to perform supplemental reviews or audits as the Audit Committee considers advisable, including reviews of interim condensed financial statements to be included in the Company's quarterly reports on Form 10-Q during each year;

        12. recommend changes and improvements in financial and accounting practices and internal controls of the Company; communicate recommended changes and improvements to management and the Board of Directors; and take appropriate steps to assure that recommended changes and improvements are implemented, unless otherwise directed by the Board of Directors;

        13. undertake any special projects assigned by the Board of Directors;

        14. issue any reports or perform any other duties required by (a) the Company's certificate of incorporation or by-laws, (b) applicable law or (c) rules or regulations of the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or any other self-regulatory organization having jurisdiction over the affairs of the Audit Committee; and

        15. consider and act upon any other matters concerning the financial affairs of the Company as the Audit Committee, in its discretion, may determine to be advisable in connection with its oversight functions.

NOTWITHSTANDING ANYTHING IN SECTION IV TO THE CONTRARY, THE AUDIT COMMITTEE WILL NOT BE REQUIRED TO TAKE ALL OF THE ACTIONS OR TO EXERCISE ALL OF THE POWERS ENUMERATED ABOVE, AND THE AUDIT COMMITTEE'S FAILURE TO TAKE ANY ONE OR MORE SUCH ACTIONS OR TO EXERCISE ANY ONE OR MORE SUCH POWERS IN CONNECTION WITH THE GOOD FAITH EXERCISE OF ITS OVERSIGHT FUNCTIONS WILL IN NO WAY BE CONSTRUED AS A BREACH OF ITS DUTIES OR RESPONSIBILITIES TO THE COMPANY, ITS DIRECTORS OR ITS SHAREHOLDERS.

V. REVIEW OF CHARTER

     The Audit Committee will review this Charter annually, and may consider, adopt and submit to the Board of Directors any proposed changes that the Audit Committee deems appropriate or advisable.

                              * * * * * * * * * *

Approved by the Audit Committee on May 11, 2000

Adopted by the Board of Directors on May 11, 2000

                                                                         ANNEX B

                            STRATUS PROPERTIES INC.
                           2001 STOCK INCENTIVE PLAN

                                   SECTION 1

     Purpose. The purpose of the Stratus Properties Inc. 2001 Stock Incentive Plan (the "Plan") is to motivate and reward key employees, consultants and advisers by giving them a proprietary interest in the Company's success.

                                   SECTION 2

     Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

     "Award" shall mean any Option, Stock Appreciation Right, Limited Right, Restricted Stock or Other Stock-Based Award.

     "Award Agreement" shall mean any notice of grant, written agreement, contract or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

     "Board" shall mean the Board of Directors of the Company.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Committee" shall mean, until otherwise determined by the Board, the Corporate Personnel Committee of the Board.

     "Company" shall mean Stratus Properties Inc.

     "Designated Beneficiary" shall mean the beneficiary designated by the Participant, in a manner determined by the Committee, to receive the benefits due the Participant under the Plan in the event of the Participant's death. In the absence of an effective designation by the Participant, Designated Beneficiary shall mean the Participant's estate.

     "Eligible Individual" shall mean (i) any person providing services as an officer of the Company or a Subsidiary, whether or not employed by such entity, including any such person who is also a director of the Company, (ii) any employee of the Company or a Subsidiary, including any director who is also an employee of the Company or a Subsidiary, (iii) any officer or employee of an entity with which the Company has contracted to receive executive, management or legal services who provides services to the Company or a Subsidiary through such arrangement, (iv) any consultant or adviser to the Company, a Subsidiary or to an entity described in clause (iii) hereof who provides services to the Company or a Subsidiary through such arrangement and (v) any person who has agreed in writing to become a person described in clauses (i), (ii), (iii) or (iv) within not more than 30 days following the date of grant of such person's first Award under the Plan.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     "Incentive Stock Option" shall mean an option granted under Section 6 of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

     "Limited Right" shall mean any right granted under Section 8 of the Plan.

     "Non-qualified Stock Option" shall mean an option granted under Section 6 of the Plan that is not intended to be an Incentive Stock Option.

     "Offer" shall mean any tender offer, exchange offer or series of purchases or other acquisitions, or any combination of those transactions, as a result of which any person, or any two or more persons acting as a group, and all affiliates of such person or persons, shall beneficially own more than 40% of all classes and series of the Company's stock outstanding, taken as a whole, that has voting rights with respect to the election of directors of the Company (not including any series of preferred stock of the Company that has the right to elect directors only upon the failure of the Company to pay dividends).

     "Offer Price" shall mean the highest price per Share paid in any Offer that is in effect at any time during the period beginning on the ninetieth day prior to the date on which a Limited Right is exercised and ending on and including the date of exercise of such Limited Right. Any securities or property that comprise all or a portion of the consideration paid for Shares in the Offer shall be valued in determining the Offer Price at the higher of (i) the valuation placed on such securities or property by the person or persons making such Offer, or (ii) the valuation, if any, placed on such securities or property by the Committee or the Board.

     "Option" shall mean an Incentive Stock Option or a Non-qualified Stock Option.

     "Other Stock-Based Award" shall mean any right or award granted under
Section 10 of the Plan.

     "Participant" shall mean any Eligible Individual granted an Award under the Plan.

     "Person" shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

     "Restricted Stock" shall mean any restricted stock granted under Section 9 of the Plan.

     "Reverse-Forward Stock Split" shall mean the proposal contained in the Company's Notice of Annual Meeting of Stockholders, dated March 29, 2001, to amend the Company's Certificate of Incorporation to effect a reverse stock split followed by a forward stock split of the Common Stock, par value $0.01, of the Company.

     "Section 162(m)" shall mean Section 162(m) of the Code and all regulations promulgated thereunder as in effect from time to time.

     "Shares" shall mean the shares of Common Stock, par value $0.01 per share, of the Company and such other securities of the Company or a Subsidiary as the Committee may from time to time designate.

     "Stock Appreciation Right" shall mean any right granted under Section 7 of the Plan.

     "Subsidiary" shall mean (i) any corporation or other entity in which the Company possesses directly or indirectly equity interests representing at least 50% of the total ordinary voting power or at least 50% of the total value of all classes of equity interests of such corporation or other entity and (ii) any other entity in which the Company has a direct or indirect economic interest that is designated as a Subsidiary by the Committee.

                                   SECTION 3

     (a) Administration. The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants;
(ii) determine the type or types of Awards to be granted to an Eligible Individual; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, whole Shares, other whole securities, other Awards, other property or other cash amounts payable by the Company upon the exercise of that or other Awards, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable by the Company with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Subsidiary, any Participant, any holder or beneficiary of any Award, any stockholder of the Company and any Eligible Individual.

     (b) Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers of the Company the authority, subject to such terms and limitations as the Committee shall determine, to grant and set the terms of, to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate Awards held by Eligible Individuals who are not officers or directors of the Company for purposes of Section 16 of the Exchange Act, or any successor section thereto, or who are otherwise not subject to such Section.

                                   SECTION 4

     Eligibility. Any Eligible Individual shall be eligible to be granted an Award.

                                   SECTION 5

     (a) Shares Available for Awards. Subject to adjustment as provided in
Section 5(b):

          (i) Calculation of Number of Shares Available.

           (A) Subject to the other provisions of this Section 5(a), the number of Shares with respect to which Awards payable in Shares may be granted under the Plan shall be 850,000; provided, that in the event the Reverse-Forward Stock Split has been approved and implemented, the number of Shares with respect to which Awards payable in Shares may be granted under the Plan shall be 425,000. Awards that by their terms may be settled only in cash shall not be counted against the maximum number of Shares provided herein.

           (B) The number of Shares that may be issued pursuant to Incentive Stock Options may not exceed 250,000 Shares (125,000 Shares if the Reverse-Forward Stock Split has been approved and implemented).

           (C) Subject to the other provisions of this Section 5(a), the maximum number of Shares with respect to which Awards in the form of Restricted Stock or Other Stock-Based Awards payable in Shares for which a per share purchase price that is less than 100% of the fair market value of the securities to which the

Award relates shall be 250,000 Shares (125,000 Shares if the Reverse-Forward Stock Split has been approved and implemented).

           (D) To the extent any Shares covered by an Award are not issued because the Award is forfeited or canceled or the Award is settled in cash, such Shares shall again be available for grant pursuant to new Awards under the Plan.

           (E) In the event that Shares are issued as Restricted Stock or Other Stock-Based Awards under the Plan and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such Shares shall again be available for grant pursuant to new Awards under the Plan.

           (F) If the exercise price of any Option is satisfied by tendering Shares to the Company, only the number of Shares issued net of the Shares tendered shall be deemed issued for purposes of determining the maximum number of Shares available for issuance under Section 5(a)(i)(A). However, all of the Shares issued upon exercise shall be deemed issued for purposes of determining the maximum number of Shares that may be issued pursuant to Incentive Stock Options.

        (ii) Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist of authorized and unissued Shares or of treasury Shares, including Shares held by the Company or a Subsidiary and Shares acquired in the open market or otherwise obtained by the Company or a Subsidiary. The issuance of Shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

        (iii) Individual Limit. Any provision of the Plan to the contrary notwithstanding, no individual may receive in any year Awards under the Plan, whether payable in cash or Shares, that relate to more than 250,000 Shares (125,000 Shares if the Reverse-Forward Stock Split has been approved and implemented).

        (iv) Use of Shares. Subject to the terms of the Plan and the overall limitation on the number of Shares that may be delivered under the Plan, the Committee may use available Shares as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary and the plans or arrangements of the Company or a Subsidiary assumed in business combinations.

     (b) Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, Subsidiary securities, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in its sole discretion and in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award and, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award and, if deemed appropriate, adjust outstanding Awards to provide the rights contemplated by Section 11(b) hereof; provided, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereto and, with respect to all Awards under the Plan, no such adjustment shall be authorized to the extent that such authority would be inconsistent with the requirements for full deductibility under Section 162(m); and provided further, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

                                   SECTION 6

     (a) Stock Options. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Eligible Individuals to whom Options shall be granted, the number of Shares to be covered by each Option, the option price thereof, the conditions and limitations applicable to the exercise of the Option and the other terms thereof. The Committee shall have the authority to grant Incentive Stock Options, Non-qualified Stock Options or both and the other terms thereof. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be required by Section 422 of the Code, as from time to time amended, and any implementing regulations. Except in the case of an Option granted in assumption of or substitution for an outstanding award of a company acquired by the Company or with which the Company combines, the exercise price of any Option granted under this Plan shall not be less than 100% of the fair market value of the underlying Shares on the date of grant.

     (b) Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter, provided, however, that in no event may any Option granted hereunder be exercisable after the expiration of 10 years after the date of such grant. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any condition relating to the application of Federal or state securities laws, as it may deem necessary or advisable. An Option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of Shares to be purchased. The exercise notice shall be accompanied by the full purchase price for the Shares.

     (c) Payment. The Option price shall be payable in United States dollars and may be paid by (i) cash; (ii) check; (iii) delivery of shares of Common Stock, which shares shall be valued for this purpose at the Fair Market Value on the business day immediately preceding the date such Option is exercised and, unless otherwise determined by the Committee, shall have been held by the optionee for at least six months; (iv) if permitted by the Committee, delivery (including by facsimile) of a properly executed exercise notice together with irrevocable instructions to a broker approved by the Company (with a copy to the Company) to sell a sufficient number of Shares and to deliver promptly to the Company the amount of sale proceeds to pay the exercise price; or (v) in such other manner as may be authorized from time to time by the Committee. In the case of delivery of an uncertified check upon exercise of an Option, no Shares shall be issued until the check has been paid in full. If the Committee permits cashless exercises through a broker, as described in (iv) above, the par value of such shares shall be deemed paid in services previously provided to the Company by the Participant. Prior to the issuance of Shares upon the exercise of an Option, a Participant shall have no rights as a shareholder.

                                   SECTION 7

     (a) Stock Appreciation Rights. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Eligible Individuals to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Award of Stock Appreciation Rights, the grant price thereof, the conditions and limitations applicable to the exercise of the Stock Appreciation Right and the other terms thereof. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to any other Award. Stock Appreciation Rights granted in tandem with or in addition to an Option or other Award may be granted either at the same time as the Option or other Award or at a later time. Stock Appreciation Rights shall not be exercisable after the expiration of 10 years after the date of grant. Except in the case of a Stock Appreciation Right granted in assumption of or substitution for an outstanding award of a company acquired by the Company or with which the Company combines, the grant price of any Stock Appreciation Right granted under this Plan shall not be less than 100% of the fair market value of the Shares covered by such Stock Appreciation Right on the date of grant or, in the case of a Stock Appreciation Right granted in tandem with a then outstanding Option or other Award, on the date of grant of such related Option or Award.

     (b) A Stock Appreciation Right shall entitle the holder thereof to receive upon exercise, for each Share to which the Stock Appreciation Right relates, an amount equal to the excess, if any, of the fair market value of a Share on the date of exercise of the Stock Appreciation Right over the grant price. Any Stock Appreciation Right shall be settled in cash, unless the Committee shall determine at the time of grant of a Stock Appreciation Right that it shall or may be settled in cash, Shares or a combination of cash and Shares.

                                   SECTION 8

     (a) Limited Rights. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Eligible Individuals to whom Limited Rights shall be granted, the number of Shares to be covered by each Award of Limited Rights, the grant price thereof, the conditions and limitations applicable to the exercise of the Limited Rights and the other terms thereof. Limited Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to any Award. Limited Rights granted in tandem with or in addition to an Award may be granted either at the same time as the Award or at a later time. Limited Rights shall not be exercisable after the expiration of 10 years after the date of grant and shall only be exercisable during a period determined at the time of grant by the Committee beginning not earlier than one day and ending not more than ninety days after the expiration date of an Offer. Except in the case of a Limited Right granted in assumption of or substitution for an outstanding award of a company acquired by the Company or with which the Company combines, the grant price of any Limited Right granted under this Plan shall not be less than 100% of the fair market value of the Shares covered by such Limited Right on the date of grant or, in the case of a Limited Right granted in tandem with a then outstanding Option or other Award, on the date of grant of such related Option or Award.

     (b) A Limited Right shall entitle the holder thereof to receive upon exercise, for each Share to which the Limited Right relates, an amount equal to the excess, if any, of the Offer Price on the date of exercise of the Limited Right over the grant price. Any Limited Right shall be settled in cash, unless the Committee shall determine at the time of grant of a Limited Right that it shall or may be settled in cash, Shares or a combination of cash and Shares.

                                   SECTION 9

     (a) Grant of Restricted Stock. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Eligible Individuals to whom Restricted Stock shall be granted, the number of Shares to be covered by each Award of Restricted Stock and the terms, conditions, and limitations applicable thereto. The Committee shall also have authority to grant restricted stock units. Restricted stock units shall be subject to the requirements applicable to Other Stock-Based Awards under Section 10. An Award of Restricted Stock may be subject to the attainment of specified performance goals or targets, restrictions on transfer, forfeitability provisions and such other terms and conditions as the Committee may determine, subject to the provisions of the Plan. An award of Restricted Stock may be made in lieu of the payment of cash compensation otherwise due to an Eligible Individual. To the extent that Restricted Stock is intended to qualify as "performance-based compensation" under Section 162(m), it must meet the additional requirements imposed thereby.

     (b) The Restricted Period. At the time that an Award of Restricted Stock is made, the Committee shall establish a period of time during which the transfer of the Shares of Restricted Stock shall be restricted (the "Restricted Period"). Each Award of Restricted Stock may have a different Restricted Period. A Restricted Period of at least three years is required, except that if the grant or vesting of the Shares is subject to the attainment of specified performance goals, a Restricted Period of one year or more is permitted. The expiration of the Restricted Period shall also occur as provided under Section 12(a) hereof.

     (c) Escrow. The Participant receiving Restricted Stock shall enter into an Award Agreement with the Company setting forth the conditions of the grant. Certificates representing Shares of Restricted Stock shall be registered in the name of the Participant and deposited with the Company, together with a stock power endorsed in blank by the Participant. Each such certificate shall bear a legend in substantially the following form:

        The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the Stratus Properties Inc. 2001 Stock Incentive Plan (the "Plan") and a notice of grant issued thereunder to the registered owner by Stratus Properties Inc. Copies of the Plan and the notice of grant are on file at the principal office of Stratus Properties Inc.

     (d) Dividends on Restricted Stock. Any and all cash and stock dividends paid with respect to the Shares of Restricted Stock shall be subject to any restrictions on transfer, forfeitability provisions or reinvestment requirements as the Committee may, in its discretion, prescribe in the Award Agreement.

     (e) Forfeiture. In the event of the forfeiture of any Shares of Restricted Stock under the terms provided in the Award Agreement (including any additional Shares of Restricted Stock that may result from the reinvestment of cash and stock dividends, if so provided in the Award Agreement), such forfeited shares shall be surrendered and the certificates canceled. The Participants shall have the same rights and privileges, and be subject to the same forfeiture provisions, with respect to any additional Shares received pursuant to Section 5(b) or Section 11(b) due to a recapitalization, merger or other change in capitalization.

     (f) Expiration of Restricted Period. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee or at such earlier time as provided for in Section 9(b) and in the Award Agreement or an amendment thereto, the restrictions applicable to the Restricted Stock shall lapse and a stock certificate for the number of Shares of Restricted Stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions and legends, except any that may be imposed by law, to the Participant or the Participant's estate, as the case may be.

     (g) Rights as a Shareholder. Subject to the terms and conditions of the Plan and subject to any restrictions on the receipt of dividends that may be imposed in the Award Agreement, each Participant receiving Restricted Stock shall have all the rights of a shareholder with respect to Shares of stock during any period in which such Shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such Shares.

     (h) Performance-Based Restricted Stock under Section 162(m). The Committee shall determine at the time of grant if a grant of Restricted Stock is intended to qualify as "performance-based compensation" as that term is used in Section 162(m). Any such grant shall be conditioned on the achievement of one or more performance measures. The performance measures pursuant to which the Restricted Stock shall vest shall be any or a combination of the following: earnings per share, return on assets, an economic value added measure, stockholder return, earnings, share price, return on equity, return on investment, return on fully-employed capital, reduction of expenses, containment of expenses within budget, cash provided by operating activities or increase in cash flow of the Company, a division of the Company or a Subsidiary. For any performance period, such performance objectives may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or relative to levels attained in prior years. For grants of Restricted Stock intended to qualify as "performance-based compensation," the grants of Restricted Stock and the establishment of performance measures shall be made during the period required under Section 162(m).

                                   SECTION 10

     (a) Other Stock-Based Awards. The Committee is hereby authorized to grant to Eligible Individuals an "Other Stock-Based Award," which shall consist of an Award that is not an instrument or Award specified in Sections 6 through 9 of this Plan, the value of which is based in whole or in part on the value of Shares, including a restricted stock unit. Other Stock-Based Awards may be awards of Shares or may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible or exchangeable into or exercisable for Shares), as deemed by the Committee consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of any such Other Stock-Based Award and may provide that such awards would be payable in whole or in part in cash. To the extent that an Other Stock-Based Award is intended to qualify as "performance-based compensation" under Section 162(m), it must be made subject to the attainment of one or more of the performance goals specified in Section 10(b) hereof and meet the additional requirements imposed by Section 162(m).

     (b) Performance-Based Other Stock-Based Awards under Section 162(m). The Committee shall determine at the time of grant if the grant of an Other Stock-Based Award is intended to qualify as "performance-based compensation" as that term is used in Section 162(m). Any such grant shall be conditioned on the achievement of one or more performance measures. The performance measures pursuant to which the Other Stock-Based Award shall vest shall be any or a combination of the following: earnings per share, return on assets, an economic value added measure, shareholder return, earnings, share price, return on equity, return on investment, return on fully-employed capital, reduction of expenses, containment of expenses within budget, cash provided by operating activities or increase in cash flow of the Company, a division of the Company or a Subsidiary. For any performance period, such performance objectives may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or relative to levels attained in prior years. For grants of Other Stock-Based Awards intended to qualify as "performance-based compensation," the grants of Other Stock-Based Awards and the establishment of performance measures shall be made during the period required under Section 162(m).

     (c) Dividend Equivalents. In the sole and complete discretion of the Committee, an Award, whether made as an Other Stock-Based Award under this
Section 10 or as an Award granted pursuant to Sections 6 through 9 hereof, may provide the holder thereof with dividends or dividend equivalents, payable in cash, Shares, Subsidiary securities, other securities or other property on a current or deferred basis.

                                   SECTION 11

     (a) Amendment or Discontinuance of the Plan. The Board may amend or discontinue the Plan at any time; provided, however, that no such amendment may

        (i) without the approval of the stockholders, (i) increase, subject to adjustments permitted herein, the maximum number of shares of Common Stock that may be issued through the Plan, (ii) materially increase the benefits accruing to participants under the Plan, (iii) materially expand the classes of persons eligible to participate in the Plan, or (iv) amend Section 11(c) to permit repricing of options; or

        (ii) materially impair, without the consent of the recipient, an Award previously granted.

     (b) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 5(b) hereof) affecting the Company, or the financial statements of the Company or any Subsidiary, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

     (c) Cancellation. Any provision of this Plan or any Award Agreement to the contrary notwithstanding, the Committee may cause any Award granted hereunder to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to such canceled Award. Notwithstanding the foregoing, no options granted under the Plan shall be repriced without the approval of the stockholders of the Company. The determinations of value under this subparagraph shall be made by the Committee in its sole discretion.

                                   SECTION 12

     (a) Award Agreements. Each Award hereunder shall be evidenced by an agreement or notice delivered to the Participant (by paper copy or electronically) that shall specify the terms and conditions thereof and any rules applicable thereto, including but not limited to the effect on such Award of the death, retirement or other termination of employment or cessation of consulting or advisory services of the Participant and the effect thereon, if any, of a change in control of the Company.

     (b) Withholding. (i) A Participant may be required to pay to the Company, and the Company shall have the right to deduct from all amounts paid to a Participant (whether under the Plan or otherwise), any taxes required by law to be paid or withheld in respect of Awards hereunder to such Participant. The Committee may provide for additional cash payments to holders of Awards to defray or offset any tax arising from the grant, vesting, exercise or payment of any Award.

        (ii) At any time that a Participant is required to pay to the Company an amount required to be withheld under the applicable tax laws in connection with the issuance of shares of Common Stock under the Plan, the Participant may, if permitted by the Committee, satisfy this obligation in whole or in part by electing (the "Election") to have the Company withhold from the issuance shares of Common Stock having a value equal to the minimum statutory amount required to be withheld for federal, state and local taxes. The value of the shares withheld shall be based on the fair market value of the Common Stock on the date that the amount of tax to be withheld shall be determined in accordance with applicable tax laws (the "Tax Date").

        (iii) Each Election must be made prior to the Tax Date. The Committee may suspend or terminate the right to make Elections at any time.

        (iv) A Participant may also satisfy his or her total tax liability related to the Award by delivering Shares owned by the Participant. The value of the Shares delivered shall be based on the fair market value of the Shares on the Tax Date.

     (c) Transferability. No Awards granted hereunder may be transferred, pledged, assigned or otherwise encumbered by a Participant except: (i) by will;
(ii) by the laws of descent and distribution; (iii) pursuant to a domestic relations order, as defined in the Code, if permitted by the Committee and so provided in the Award Agreement or an amendment thereto; or (iv) if permitted by the Committee and so provided in the Award Agreement or an amendment thereto, Options and Limited Rights granted in tandem therewith may be transferred or assigned (a) to Immediate Family Members, (b) to a partnership in which Immediate Family Members, or entities in which Immediate Family Members are the owners, members or beneficiaries, as appropriate, are the partners, (c) to a limited liability company in which Immediate Family Members, or entities in which Immediate Family Members are the owners, members or beneficiaries, as appropriate, are the members, or (d) to a trust for the benefit of Immediate Family Members; provided, however, that no more than a de minimus beneficial interest in a partnership, limited liability company or trust described in (b),
(c) or (d) above may be owned by a person who is not an Immediate Family Member or by an entity that is not beneficially owned solely by Immediate Family Members. "Immediate Family Members" shall be defined as the spouse and natural or adopted children or grandchildren of the Participant and their spouses. To the extent that an Incentive Stock Option is permitted to be transferred during the lifetime of the Participant, it shall be treated thereafter as a Nonqualified Stock Option. Any attempted assignment, transfer, pledge, hypothecation or other disposition of Awards, or levy of attachment or similar process upon Awards not specifically permitted herein, shall be null and void and without effect. The designation of a Designated Beneficiary shall not be a violation of this Section 12(c).

     (d) Share Certificates. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (e) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, stock appreciation rights and other types of Awards provided for hereunder (subject to stockholder approval of any such arrangement if approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

     (f) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of or as a consultant or adviser to the Company or any Subsidiary or in the employ of or as a consultant or adviser to any other entity providing services to the Company. The Company or any Subsidiary or any such entity may at any time dismiss a Participant from employment, or terminate any arrangement pursuant to which the Participant provides services to the Company or a Subsidiary, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement. No Eligible Individual or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Eligible Individuals, Participants or holders or beneficiaries of Awards.

     (g) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware.

     (h) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

     (i) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

     (j) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

     (k) Deferral Permitted. Payment of cash or distribution of any Shares to which a Participant is entitled under any Award shall be made as provided in the Award Agreement. Payment may be deferred at the option of the Participant if provided in the Award Agreement.

     (l) Headings. Headings are given to the subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

                                   SECTION 13

     Term of the Plan. Subject to Section 11(a), the Plan shall remain in effect until all Awards permitted to be granted under the Plan have either been satisfied, expired or canceled under the terms of the Plan and any restrictions imposed on Shares in connection with their issuance under the Plan have lapsed.

                                                                         ANNEX C

          PROPOSED AMENDMENT AMENDING AND RESTATING ARTICLE FOURTH OF
             THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                   TO EFFECT THE PROPOSED REVERSE STOCK SPLIT
                            AND FORWARD STOCK SPLIT

     RESOLVED, that Article FOURTH of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

     FOURTH: (a) The total number of shares of capital stock which the Corporation shall have authority to issue is 200,000,000 shares, of which 50,000,000 shares shall be Preferred Stock with a par value of $.01 per share and 150,000,000 shares shall be Common Stock with a par value of $.01 per share.

     (b) The Preferred Stock may be issued from time to time in one or more series, each of such series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors. If so provided in such resolution or resolutions and as and to the extent permitted by law, the shares of any series of the Preferred stock may be made subject to redemption, or convertible into or exchangeable for shares of any other class or series, by the Corporation at its option or at the option of the holders or upon the happening of a specified event.

     Subject to such special voting rights as holders of any shares of the Preferred Stock may be entitled to exercise, each holder of Common Stock of the Corporation shall be entitled to one vote for each share of such Common Stock standing in the name of such holder on the books of the Corporation.

     (c) No holder of shares of any class shall be entitled, as such, as matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class or series whatsoever, or of securities convertible into, or accompanied by rights to subscribe to, stock of any class or series whatsoever, whether now or hereafter authorized, or whether issued for cash or otherwise.

     (d) At 5:00 p.m. (Eastern Time) on the effective date of the amendment amending and restating this Article FOURTH (the "Effective Date"), each share of Common Stock held of record as of 5:00 p.m. (Eastern Time) on the Effective Date or held in the Corporation's treasury as of such time shall be automatically reclassified and converted, without further action on the part of the holder thereof, into one-fiftieth ( 1/50) of one share of Common Stock (the "Reverse Stock Split"). No fractional share of Common Stock shall be issued to any Fractional Holder (as defined below) as a result of the Reverse Stock Split. From and after 5:00 p.m. (Eastern Time) on the Effective Date, each Fractional Holder shall have no further interest as a stockholder in respect of any fractional share resulting from the Reverse Stock Split and, in lieu of receiving such fractional share, shall be entitled to receive, upon surrender of the certificate or certificates representing such fractional share, the cash value of such fractional share based on the average daily closing price per share of the Common Stock on Nasdaq for the 10 trading days immediately preceding the Effective Date, without interest; provided, however, that if no shares of Common Stock have been traded on any such trading day, the closing price per share of the Common Stock for such trading day shall be the average of the highest bid and lowest asked prices for the Common Stock for such trading day as reported by Nasdaq. As used herein, the term "Fractional Holder" shall mean a holder of record of fewer than 50 shares of Common Stock as of 5:00 p.m. (Eastern Time) on the Effective Date who would be entitled to less than one whole share of Common Stock in respect of such shares as a result of the Reverse Stock Split.

     At 5:01 p.m. (Eastern Time) on the Effective Date, each share of Common Stock, and any fraction thereof (excluding any interest in the Corporation held by a Fractional Holder converted into cash) held by a holder of record of one or more shares of Common Stock as of 5:01 p.m. (Eastern Time) on the Effective Date, or held in the Corporation's treasury as of such time, shall be automatically reclassified and converted, without further action on the part of the holder thereof, into shares of Common Stock on the basis of 25 shares of Common Stock for each share of Common Stock then held (the "Forward Stock Split"). Each stockholder who holds an odd number of shares of Common Stock in a record account immediately prior to the Effective Date, in lieu of the fractional share in the account resulting from the Forward Stock Split, shall be entitled to receive, upon surrender of the certificate or certificates representing such fractional share, the cash value of such fractional share based on the average daily closing price per share of the Common Stock on Nasdaq for the 10 trading days immediately preceding the Effective Date, without interest; provided, however, that if no shares of Common Stock have been traded on any such trading day, the closing price per share of the Common Stock for such trading day shall be the average of the highest bid and lowest asked prices for the Common Stock for such trading day as reported by Nasdaq.

                             STRATUS PROPERTIES INC.

    PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF
                           STOCKHOLDERS, MAY 10, 2001

     The undersigned hereby appoints William H. Armstrong III and Kenneth N. Jones, or either of them, as proxies, with full power of substitution, to vote the shares of the undersigned in Stratus Properties Inc. at the Annual Meeting of Stockholders to be held on Thursday, May 10, 2001, at 1:30 p.m., and at any adjournment thereof, on all matters coming before the meeting. THE PROXIES WILL
VOTE: (1) AS YOU SPECIFY ON THE BACK OF THIS CARD, (2) AS THE BOARD OF DIRECTORS RECOMMENDS WHERE YOU DO NOT SPECIFY YOUR VOTE ON A MATTER LISTED ON THE BACK OF THIS CARD, AND (3) AS THE PROXIES DECIDE ON ANY OTHER MATTER.

     If you wish to vote on all matters as the Board of Directors recommends, please sign, date and return this card. If you wish to vote on items individually, please also mark the appropriate boxes on the back of this card.


             PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
                            IN THE ENCLOSED ENVELOPE
        -----------------------------------------------------------------

                           (continued on reverse side)
--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                               Please mark
                                                               your votes as [X]
                                                               indicated in
                                                               this example



The Board of Directors recommends a vote FOR:

                                                FOR     WITHHOLD

Item 1 -- Election of the nominee for
          director.Nominee for director         [ ]       [ ]
          of Stratus  Properties Inc.
          William H. Armstrong III

                                                FOR     AGAINST       ABSTAIN

Item 2 -- Ratification of appointment of        [ ]       [ ]           [ ]
          Arthur Andersen LLP as independent
          auditors.

Item 3 -- Approval of the proposed 2001 stock   [ ]       [ ]           [ ]
          incentive plan.

Item 4 -- Approval of the proposed amendment    [ ]       [ ]           [ ]
          to the certificate of incorporation
          to effect a reverse stock split
          followed by a forward stock split.



Signature(s)                                         Dated:             , 2001
            ----------------------------------------       -------------
You may specify your votes by marking the appropriate boxes on this side. You need not mark any boxes, however, if you wish to vote all items in accordance with the Board of Directors' recommendation. If your votes are not specified, this proxy will be voted FOR the election of the nominee for director and FOR Items 2, 3 and 4.
--------------------------------------------------------------------------------

                              FOLD AND DETACH HERE